Exhibit 99.2

The following certification accompanies the issuer's Annual Report on Form 10-K and is not filed as provided in SEC Release Nos. 33-8212, 34-47551 and IC-25967, dated March 21, 2003.

                                ANSWERTHINK, INC

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Answerthink, Inc. (the "Company") on Form 10-K for the year ended January 3, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John F. Brennan, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

      (1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                        /s/  John F. Brennan
                                        ----------------------------
                                        John F. Brennan
                                        Executive Vice President
                                        and Chief Financial Officer
                                        March 31, 2003